UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreements

Effective on February 22, 2008, PAETEC Holding Corp. (the “Company”) entered into an Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement, dated as of February 22, 2008, with each of the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers of the Company’s predecessor, PAETEC Corp., for fiscal year 2006. The foregoing executives signing the agreements were Arunas A. Chesonis, who serves as Chairman, President and Chief Executive Officer, Keith M. Wilson, who serves as Executive Vice President and Chief Financial Officer, Edward J. Butler, Jr., who serves as Executive Vice President and Chief Operating Officer, John P. Baron, who serves as President, Advanced Solutions Group, and Jeffrey L. Burke, who serves as Executive Vice President, Chief Marketing Officer. Upon the effectiveness of the agreements, the prior executive confidentiality, non-solicitation, non-competition and severance agreements between the Company and each of the executives were terminated. The terms of the prior agreements were described in the Company’s proxy statement dated November 21, 2007 for the Company’s 2007 annual meeting of stockholders. Among other provisions, the new agreements compared to the prior agreements provide for reduced cash severance payments upon the termination of the executives’ employment in specified circumstances, limit the circumstances in which equity-based awards granted during the employment term will continue to vest following termination of employment, and increase the scope of the post-termination non-competition covenants to which the executives are subject.

Non-Solicitation and Non-Competition Covenants. Each agreement requires the executive to comply with non-solicitation and non-competition covenants after termination of the executive’s employment. Each executive has agreed that, subject to specified exceptions, he will not take any of the following actions for a period of two years after the termination of his employment (the “covenant period”) for any reason:

•	solicit, recruit or hire any of the employees or sales agents of the Company or any of its subsidiaries;

•

serve as an officer, director, employee, 1% or greater stockholder, consultant, contractor, partner, joint venturer, agent, manager or other representative of any enterprise that is competitive with the business of the Company or any of its subsidiaries in any geographical area in which the companies are then conducting operations, or that would divert business from the Company or any subsidiary in any such geographical area; or

•

take any action to influence customers, prospective customers, vendors or suppliers of the Company or any of its subsidiaries to divert their business to a competitive enterprise, or accept business from any customer or prospective customer of the Company or any subsidiary on behalf of any competitive enterprise.

Severance Payments and Benefits. Each agreement provides that, if the executive complies with the foregoing non-solicitation and non-competition covenants, he will be entitled to receive payment of the following amounts and benefits following termination of his employment for any reason other than death, disability or, in specified circumstances, “cause,” as defined under the agreement:

•

in the form of salary continuation during the covenant period, an amount equal to the highest annualized base salary paid to the executive at any time during the one-year period before his employment was terminated, except that if the employment of Mr. Chesonis, Wilson or Butler is terminated by the Company without cause or by such executive for “good reason,” as defined under the agreement, within one year following the consummation of a “change of control transaction,” as defined under the agreement, such executive will be entitled to receive an amount equal to 1.5 times such base salary;

•

for each annual bonus period ending during the covenant period, an annual bonus amount equal to the “target” bonus amount which the executive would have been eligible to receive under the Company’s annual bonus plan if the executive had been employed during the entire bonus year and the executive’s bonus targets had been achieved at the “target” level; and

•

payment by the Company, on the executive’s behalf, for a maximum period equal to the covenant period, of premiums for medical and dental plan benefits, as well as for Company-provided life insurance which the executive elects to continue after his employment terminates.

The salary continuation payments will be made in installments during the covenant period in accordance with the Company’s customary payroll practices, while the payments equal to the annual bonus amounts will be made in accordance with the Company’s annual bonus payout practices.

The Company may elect to discontinue the payments and provision of other severance benefits described above if:

•	the Company determines in good faith that the executive has violated the terms of any of the foregoing non-solicitation and non-competition covenants; or

•	a court determines in an action initiated by the executive that any of the foregoing covenants is void or unenforceable.

In addition, if a court determines in an action initiated by the executive that the covenants are valid and enforceable only for a period shorter than two years, the severance amounts and other payments described above will be payable, and any post-termination vesting of equity-based awards described below will continue, only for the shorter period.

If the executive’s employment is terminated for cause, as defined in the agreement, and the Company elects to waive the executive’s compliance with the non-solicitation and non-competition covenants, the executive will not be entitled to receive any of the foregoing severance payments and benefits. As defined in the agreement, “cause” means the termination of the executive’s employment as a result of any of the following events:

•

the executive’s material failure or refusal to perform the duties assigned to him, if the Company gives the executive written notice of the executive’s failure or refusal to perform his duties and 20 days to remedy such failure or refusal, so long as the executive’s duties are not materially inconsistent with those of other individuals reporting directly to the officer of the Company to whom the executive directly reports (or to the board of directors, in the case of the chief executive officer);

•

the executive’s refusal to follow the reasonable directives of the board of directors, the chief executive officer or the other officer to whom the executive directly reports, if the Company gives the executive written notice of his refusal to perform such directives and 20 days to remedy such refusal, so long as the directives are not materially inconsistent with those of other individuals reporting directly to the officer of the Company to whom the executive directly reports (or to the board of directors, in the case of the chief executive officer); or

•	the executive’s conviction of a felony.

For purposes of the agreement, subject to specified conditions, an executive will be deemed to have terminated his employment for “good reason” as the result of any of the following events:

•	any action by the Company to reduce the executive’s base salary by a material amount;

•	any action by the Company to reduce the executive’s “target” annual bonus opportunity, expressed as a percentage of the executive’s annual base salary, by a material amount; or

•	a requirement by the Company that the executive be based anywhere other than within 50 miles of his current location without his consent.

The agreement defines “change of control transaction” generally to include each of the following transactions:

•

a merger or similar transaction involving the Company in which it is not the surviving entity or which results in the Company becoming a wholly-owned subsidiary of another entity, unless the stockholders of the Company immediately before the transaction collectively beneficially own more than 50% of the voting power of the Company’s successor;

•	a sale of all or substantially all of the Company’s assets;

•

any other transaction that results in any person, other than Arunas A. Chesonis and his controlled affiliates, beneficially owning immediately after the transaction more than 50% of the voting power of the Company or a successor entity; and

•

any event as a result of which the members of the Company’s board of directors as of February 22, 2008, and any members subsequently appointed or nominated by a majority of the incumbent directors, cease to constitute a majority of the directors of the Company before the transaction or a majority of the directors of the entity whose voting securities are issued to the Company’s stockholders in the transaction.

Post-Termination Vesting of Equity-Based Awards. Each agreement provides that equity-based awards made to the executive on or after the agreement effective date of February 22, 2008 will include provisions to the following effect:

•	the awards will continue to vest over the covenant period after the termination of the executive’s employment by the Company without cause or by the executive for good reason;

•

immediately before the consummation of a change of control transaction, all restricted stock, stock units and similar awards will vest and the shares subject to the awards will be delivered to the executive; and

•

15 days before the scheduled consummation of such a change of control transaction, all stock options, stock appreciation rights and similar awards will become exercisable and will remain exercisable until such consummation.

Confidentiality Covenants. Each agreement contains customary covenants obligating the executive to keep confidential specified proprietary information relating to the Company and its subsidiaries and their business operations.

The forms of the Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement executed by the Company and the named executives are filed as exhibits 10.1 and 10.2 to this report. The foregoing summary of the terms of the agreements is qualified in all respects by reference to the texts of such forms, which are incorporated by reference in this Item 5.02.

Equity-Based Compensatory Awards

Effective on February 22, 2008, the compensation committee of the Company’s board of directors granted awards of restricted stock units under the PAETEC Holding Corp. 2007 Omnibus Incentive Plan to the following executive officers of the Company for the number of shares of common stock shown below:

Name	No. of Shares
Arunas A. Chesonis	130,000
Keith M. Wilson	110,000
Edward J. Butler, Jr.	110,000
John P. Baron	60,000
Jeffrey L. Burke	60,000

Unless earlier vested in connection with a change of control transaction as described above in this Item 5.02 or as otherwise provided in the 2007 Omnibus Incentive Plan and the executive’s award agreement, the restricted stock units for 100,000 shares for Mr. Chesonis, 80,000 shares for Messrs. Wilson and Butler, and 40,000 shares for Messrs. Baron and Burke will vest as to 50% of the shares of common stock represented thereby on each of the third and fourth anniversaries of the grant date. The restricted stock units will vest as to the remaining shares of common stock represented thereby on each of the first four anniversaries of the grant date. As described above in this Item 5.02, the awards will continue to vest over the two-year covenant period after the termination of the executive’s employment by the Company without cause or by the executive for good reason.

The form of Restricted Stock Unit Agreement for the foregoing awards is filed as exhibit 10.3 to this report. The foregoing summary of the terms of the awards is qualified in all respects by reference to the text of such form, which is incorporated by reference in this Item 5.02.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

The following documents are herewith filed as exhibits to this report:

Exhibit Number	Description of Exhibit
10.1	Form of Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement, dated as of February 22, 2008, between PAETEC Holding Corp. and each of Arunas A. Chesonis, Keith M. Wilson and Edward J. Butler, Jr.

10.2	Form of Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement, dated as of February 22, 2008, between PAETEC Holding Corp. and each of John P. Baron and Jeffrey L. Burke.

10.3	Form of Restricted Stock Unit Agreement under PAETEC Holding Corp. 2007 Omnibus Incentive Plan for certain executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: February 26, 2008	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Form of Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement, dated as of February 22, 2008, between PAETEC Holding Corp. and each of Arunas A. Chesonis, Keith M. Wilson and Edward J. Butler, Jr.

10.2	Form of Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement, dated as of February 22, 2008, between PAETEC Holding Corp. and each of John P. Baron and Jeffrey L. Burke.

10.3	Form of Restricted Stock Unit Agreement under PAETEC Holding Corp. 2007 Omnibus Incentive Plan for certain executive officers.